Exhibit 3.3

Execution Copy

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

EDGEN MURRAY II, L.P.

DATED AS OF MAY 11, 2007

THE UNITS REFERENCED HEREIN HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. WITHOUT REGISTRATION, THESE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT ON DELIVERY TO THE PARTNERSHIP OF AN OPINION OF COUNSEL SATISFACTORY TO THE GENERAL PARTNER OF THE PARTNERSHIP THAT REGISTRATION IS NOT REQUIRED FOR THE TRANSFER, OR THE SUBMISSION TO THE GENERAL PARTNER OF THE PARTNERSHIP OF OTHER EVIDENCE SATISFACTORY TO THE GENERAL PARTNER TO THE EFFECT THAT ANY TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND FROM SIMILAR REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATIONS PROMULGATED THEREUNDER. ADDITIONALLY, ANY SALE OR OTHER TRANSFER OF ANY SUCH INTEREST IS SUBJECT TO CERTAIN RESTRICTIONS THAT ARE SET FORTH IN THESE REGULATIONS AND THE FOLLOWING AGREEMENT.

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SCHEDULES AND EXHIBITS
Schedule I	—	Schedule of Partners
Exhibit A	—	Form of Joinder Agreement

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AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

EDGEN MURRAY II, L.P.

This AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this “Agreement”), dated as of May 11, 2007, of EDGEN MURRAY II, L.P., a Delaware limited partnership (the “Partnership”), is by and among Edgen Murray II GP, LLC, a Delaware limited liability company, as general partner (the “General Partner”), and the individuals and entities listed on Schedule I attached hereto as amended from time to time in accordance herewith, as limited partners (the “Limited Partners”). The General Partner and the Limited Partners are sometimes referred to herein collectively as the “Partners,” or each individually as a “Partner.” Certain capitalized terms are defined in Section 1.8 hereof.

WHEREAS, the Partnership was organized pursuant to that certain Limited Partnership Agreement, dated as of April 3, 2007 (the “Prior Agreement”); and

WHEREAS, the Partners desire to amend and restate the Prior Agreement in its entirety as set forth in this Agreement; and

WHEREAS, it is contemplated that following the various capital contributions to be made to the Partnership on the date hereof, the initial capital account of the Partners shall be as set forth on Schedule I attached hereto.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners hereby amend and restate the Prior Agreement in its entirety and agree as follows:

ARTICLE I.

GENERAL PROVISIONS; DEFINITIONS

Section 1.1. Formation. The Partnership was formed upon the filing of the Certificate of Limited Partnership of the Partnership (the “Certificate”) with the Department of State of the State of Delaware on April 3, 2007 pursuant to the Act.

Section 1.2. Name. The name of the Partnership shall be Edgen Murray II, L.P., or such other name or names as the General Partner may from time to time designate; provided, that the name shall always contain the words “Limited Partnership” or “L.P.”

Section 1.3. Purposes and Powers. The Partnership is organized for any lawful business, purpose or activity that may be conducted by a limited partnership under the Act. The Partnership shall have any and all powers that are necessary or desirable to carry out the purposes and business of the Partnership, to the extent the same may be legally exercised by limited partnerships under the Act.

Section 1.4. Place of Business. The principal office and place of business of the Partnership shall initially be Baton Rouge, Louisiana. The General Partner may (a) change the principal office or place of business of the Partnership from time to time and (b) cause the Partnership to establish other offices or places of business in various jurisdictions and appoint agents for service of process in such jurisdictions.

Section 1.5. Registered Office and Registered Agent. The Partnership’s initial registered office shall be c/o the Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801, and the name of its initial registered agent at such address shall be the Corporation Trust Company.

Section 1.6. Fiscal Year. The fiscal year of the Partnership shall end on December 31 of each year (the “Fiscal Year”).

Section 1.7. Term. The term of the Partnership commenced on the date on which the Certificate was filed as provided by the Act, and shall continue until the Partnership shall be dissolved in accordance with either the provisions of this Agreement or the Act.

Section 1.8. Definitions. For purposes of this Agreement:

“Accredited Partner” means a Partner that meets the definition of “accredited investor” in Rule 501(a) of Regulation D promulgated under the Securities Act.

“Acquisitions” means the acquisition of capital stock of Edgen Murray Corporation and PAL contemplated by the Master Transaction Agreement.

“Act” means the Delaware Revised Uniform Limited Partnership Act, as in effect from time to time, and all successors thereto.

“Affiliate” means as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Approved Sale” has the meaning set forth in Section 7.2 of this Agreement.

“Book Value” means, with respect to any Partnership asset, the adjusted basis of the Partnership asset for federal income tax purposes, except as follows:

(a) The initial Book Value of any Partnership asset contributed by a Partner to the Partnership shall be the gross fair market value of such Partnership asset as of the date of such contribution, as determined in good faith by the General Partner;

(b) The Book Value of each Partnership asset shall be adjusted to equal its respective gross fair market value, as determined in good faith by the General Partner, as of the following times:

(i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution unless the General Partner determines that such adjustment is not necessary to reflect the relative economic interests of the Partners in the Partnership;

(ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership assets as consideration for its Units unless the General Partner determines that such adjustment is not necessary to reflect the relative economic interests of the Partners in the Partnership;

(iii) the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership as provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(f)(5)(iii); and

(iv) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g);

(c) The Book Value of a Partnership asset distributed to any Partner shall be the fair market value of such Partnership asset as of the date of distribution thereof as determined in good faith by the General Partner;

(d) The Book Value of each Partnership asset shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted basis of such Partnership asset pursuant to Sections 732(d), 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, that Book Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the General Partner determines that an adjustment pursuant to subparagraph (b) above is necessary or appropriate in conjunction with a transaction that would otherwise result in an adjustment pursuant to this subparagraph; and

(e) If the Book Value of a Partnership asset has been determined or adjusted pursuant to subparagraphs (a), (b) or (d) above, such Book Value shall thereafter be adjusted to reflect the depreciation or amortization taken into account with respect to such Partnership asset for purposes of computing Profits and Losses.

“Capital Account” has the meaning set forth in Section 3.2 of the Agreement.

“Capital Contributions” means, for each Partner, such Partner’s cash or property contributed pursuant to Section 3.1 or in connection with such Partner’s subsequent acquisition of Units pursuant to Section 3.9 (in each case net of any liabilities of such Partner that the Partnership is considered to assume or take subject to under Section 752 of the Code), as set forth on Schedule I (as such Schedule may be amended from time to time).

“Certificate” has the meaning set forth in Section 1.1 of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Unit” means a Unit representing a fractional part of the ownership of the Partnership and having the rights, preferences and obligations specified with respect to Common Units in this Agreement.

“Confidential Information” has the meaning set forth in Section 10.5(b) of this Agreement.

“Covered Person” shall mean the General Partner and any of its Affiliates; and any of the respective shareholders, controlling Persons, officers, directors, partners, members, managers and employees of the General Partner or any of its Affiliates.

“Deficit Capital Account” shall mean with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the taxable year, after giving effect to the following adjustments:

(a) Credit to such Capital Account any amount that such Partner is obligated to restore under Treasury Regulations Section 1.704-1(b)(2)(ii)(c), as well as any addition thereto pursuant to the next to last sentence of Treasury Regulations Sections 1.704-2(g)(1) and (i)(5), after taking into account thereunder any changes during such year in partnership minimum gain (as determined in accordance with Treasury Regulations Sections 1.704-2(d)) and in the minimum gain attributable to any partner non-recourse debt (as determined under Treasury Regulations Section §1.704-2(i)(3)); and

(b) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

This definition of Deficit Capital Account is intended to comply with the provisions of Treasury Regulations Sections 1.704-1(b)(2)(ii)(d) and 1.704-2, and shall be interpreted consistently with those provisions.

“Dissolution Event” has the meaning set forth in Section 8.1 of this Agreement.

“Distribution” means each distribution made by the Partnership to a Partner, whether in cash, property or securities of the Partnership and whether by liquidating distribution, redemption, repurchase or otherwise (net of any liabilities of the Partnership that such Partner is considered to assume or take subject to under Section 752 of the Code); provided, that none of the following shall be a Distribution: (a) any recapitalization or exchange of securities of the Partnership, (b) any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units, and (c) any redemption or repurchase of any outstanding Units by the Partnership.

“Edgen Murray Corporation” means Edgen Murray Corporation, a Nevada corporation.

“Escrow Amount” has the meaning set forth in Section 7.3 of this Agreement.

“Escrow Notice” has the meaning set forth in Section 7.3 of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder

“Fiscal Year” has the meaning set forth in Section 1.6 of this Agreement.

“GAAP” shall mean U.S. generally accepted accounting principles.

“General Partner” has the meaning set forth in the preamble of this Agreement.

“Holders” has the meaning set forth in Section 7.3 of this Agreement.

“Incentive Plan” means the Edgen Murray II, L.P. Incentive Plan.

“Indemnifying Person” has the meaning set forth in Section 4.6 of this Agreement.

“Indemnitee” has the meaning set forth in Section 5.3(b).

“Investment Documents” means this Agreement, the Master Transaction Agreement, the Registration Rights Agreement, the Petro Agreement and the Subscription Agreements.

“JCP Affiliates” has the meaning set forth in Section 6.5 of this Agreement.

“JCP Funds” means Jefferies Capital Partners IV L.P., a Delaware limited partnership, JCP Partners IV LLC, a Delaware limited liability company, and Jefferies Employee Partners IV LLC, a Delaware limited liability company.

“Joinder Agreement” means the Joinder Agreement, the form of which is attached as Exhibit A hereto.

“Limited Partner” has the meaning set forth in the preamble of this Agreement.

“Liquidator” has the meaning set forth in Section 8.2 of this Agreement.

“London AIM” has the meaning set forth in Section 9.1 of this Agreement.

“Losses” means items of the Partnership’s loss and deduction determined according to Sections 3.2(b) and (c).

“Management Investor” has the meaning set forth in Section 11.13 of this Agreement.

“Manager” has the meaning set forth in Section 6.5 of this Agreement.

“Marketable Securities” means Securities that are:

(a) traded on a U.S. national securities exchange or the London Stock Exchange;

(b) traded or quoted on Nasdaq NMS or London AIM; or

(c) otherwise traded over-the-counter or purchased and sold in transactions effected pursuant to Rule 144A under the Securities Act, as the case may be, and that, in each case, are determined by the General Partner to be marketable at a price approximating their Value within a reasonable period of time and are not subject to restrictions on Transfer as a result of applicable contract provisions or the provisions of the Securities Act (other than as contemplated by Rule 144A of the regulations promulgated thereunder) or regulations thereunder.

“Master Transaction Agreement” means the Master Transaction Agreement dated as of the date hereof among the Partnership, the holders of capital stock of Edgen Murray Corporation and PAL and the other parties thereto providing for, among other things, the contribution of shares of capital stock in Edgen Murray Corporation and PAL held by such holders to the Partnership in exchange for Common Units of the Partnership.

“Minimum Gain” has the same meaning as “partnership minimum gain” in Treasury Regulations Section 1.704-2(b)(2). A Partner’s share of Minimum Gain shall be computed in accordance with the provisions of Treasury Regulations Section 1.704-2(g).

“Misallocated Item” has the meaning set forth in Section 4.5 of this Agreement.

“Nasdaq NMS” has the meaning set forth in Section 9.1 of this Agreement.

“New Partners” has the meaning set forth in Section 7.6 of this Agreement.

“Offered Securities” has the meaning set forth in Section 7.4(a) of this Agreement.

“PAL” means Pipe Acquisition Limited, a company registered in England and Wales under No. 05501083.

“Participation Notice” has the meaning set forth in Section 7.4 of this Agreement.

“Partner” means each party listed on the attached Schedule I, as amended from time to time, and any other Person who is admitted to the Partnership as a Partner pursuant to Section 7.6, in each case solely in such Person’s capacity as a Partner of the Partnership and so long as such Person continues to be a Partner hereunder, and “Partners” means all such Partners.

“Partner Interest” means the interest in the Partnership held by a Partner, including such Partner’s right (based on the type and class and/or series of Unit or Units held by such Partner), as applicable, (A) to a distributive share of the assets of the Partnership and to allocations of Profit and Loss and (B) to any and all other benefits to which such Partner may be entitled as provided in this Agreement or the Act.

“Partnership” has the meaning set forth in the preamble of this Agreement.

“Partnership Agreement” has the meaning set forth in the preamble of this Agreement.

“Permitted Transferee” shall mean:

(a) in the case of any Partner or Permitted Transferee who is a natural person, such person’s spouse or children or grandchildren (in each case, natural or adopted), or any trust established primarily for the benefit of such person, such person’s spouse or children or grandchildren (in each case, natural or adopted), or any corporation, partnership or limited liability company in which the direct and beneficial owner of all of the equity interest is such individual person or such person’s spouse or children or grandchildren (in each case, natural or adopted);

(b) in the case of any Partner or Permitted Transferee who is a natural person, the heirs, executors, administrators or personal representatives upon the death of such person or upon the incompetency or disability of such person for purposes of the protection and management of such person’s assets;

(c) in the case of any of the JCP Funds, (i) the general partner or managing member of such JCP Fund (a “JCP Partner”) and any corporation, partnership or other entity that is an Affiliate of any of the JCP Funds or any JCP Partner (including Jefferies Capital Partners IV LLC, the manager of the JCP Funds) (collectively, “JCP Affiliates”), (ii) any present or former managing director, director, general partner, limited partner, member, officer or employee of any of the JCP Funds, a JCP Partner or any JCP Affiliate, or any spouse or lineal descendant

(natural or adopted), sibling or parent of any of the foregoing persons in this clause (ii) or any heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (ii) (provided that no JCP Affiliate that becomes such an entity primarily for the purpose of effecting a transfer of Units shall be considered a Permitted Transferee) (collectively, “JCP Associates”), and (iii) any trust, the beneficiaries of which, or any charitable trust, the grantor of which, or any corporation, limited liability company or partnership, the stockholders, members or general and limited partners of which, include only JCP Funds, JCP Partners, JCP Affiliates, or JCP Associates; provided, however, that unless the Partnership’s equity securities have already been registered under the Exchange Act, no limited partner of any of the JCP Funds, JCP Partner, or JCP Affiliate shall constitute a Permitted Transferee to the extent that a Transfer of Units to such limited partner would cause the Partnership to be subject to registration under Section 12(g) of the Exchange Act; and

(d) in the case of any Partner or Permitted Transferee who is not a natural person (other than the JCP Funds), an Affiliate of such Partner or Permitted Transferee;

provided however that no Person shall be a Permitted Transferee unless and until such Person shall have agreed to be bound as a Partner by this Agreement and shall have executed a Joinder Agreement substantially in the form attached hereto as Exhibit A.

“Person” means any natural person or entity, including any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, or any foreign trust or foreign business organization, or any other entity that is not a natural person and, in the case of a natural person, his heirs, executors and administrators when the context so permits.

“Petro Agreement” means the Asset Purchase Agreement dated as of April 11, 2007 among Edgen Murray Corporation, Edgen Murray LLC, and Petro Steel and its partners providing for, among other things, the issuance of shares of capital stock in Edgen Corp. to Petro Steel and the contribution of such shares by Petro Steel to the Partnership in exchange for Common Units of the Partnership.

“Petro Steel” means Petro Steel International, L.P., a Pennsylvania limited partnership.

“Preemptive Securities” has the meaning set forth in Section 7.4 of this Agreement.

“Prior Agreement” has the meaning set forth in the recitals of this Agreement.

“Profits” means items of the Partnership’s income and gain determined according to Sections 3.2(b) and (c).

“Qualified Public Offering” means a firm commitment underwritten public offering of Units or Reclassified Securities resulting in aggregate net proceeds to the issuer and/or the Persons selling equity interests in such offering of not less than $100 million.

“Recapitalization” shall mean the sale, transfer, contribution, redemption, exchange, conversion or other disposition of the Units, whether to the Partnership or its Affiliate, other than a sale of control of the Partnership. The Partnership may engage in a Recapitalization, for among other reasons, to form a new holding company, in connection with a public offering, in connection with a debt restructuring, in connection with a financing or in connection with a distribution of cash or securities to Partners.

“Reclassified Securities” has the meaning set forth in Section 10.4 of this Agreement.

“Registration Rights Agreement” means that certain Registration Rights Agreement dated as of the date hereof by or among the Partnership and the parties named therein, as amended from time to time.

“Reorganization” has the meaning set forth in Section 10.4 of this Agreement.

“Representatives” has the meaning set forth in Section 10.5(b) of this Agreement.

“Securities” means shares of capital stock, limited liability company interests, limited partnership interests, warrants, options, bonds, notes, debentures and other securities and equity interests of whatever kind of any Person, whether readily marketable or not.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Seller” has the meaning set forth in Section 7.3 of this Agreement.

“Seller’s Notice” has the meaning set forth in Section 7.3 of this Agreement.

“Subscription Agreements” means the subscription agreements providing for the sale of Units by the Partnership to the purchasers thereof named in such agreements.

“Subsidiaries” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director, general partner, manager, managing member or similar controlling Person of such limited liability company, partnership, association or other business entity.

“Tag-Along Notice” has the meaning set forth in Section 7.3 of this Agreement.

“Tax Matters Partner” has the meaning set forth in Section 10.2(c) of this Agreement.

“Taxable Year” means the Partnership’s Fiscal Year or such other year as may be required by Code Section 706.

“Transfer” has the meaning set forth in Section 7.1 of this Agreement.

“Treasury Regulations” means the income tax regulations promulgated from time to time under the Code.

“Unallocated Item” has the meaning set forth in Section 4.5 of this Agreement.

“Unit” means a unit representing a fractional part of the interests of all of the Partners and shall include all types and classes and/or series of Units; provided, that any type or class or series of Unit shall have the designations, preferences and/or special rights set forth in this Agreement and the interests in the Partnership represented by such type or class or series of Unit shall be determined in accordance with such designations, preferences and/or special rights.

“Value” shall mean, with respect to any Securities owned (directly or indirectly) by the Partnership at any time, the fair market value of such Securities, as determined in accordance with Article IX hereof.

ARTICLE II.

PARTNERS

Section 2.1. Partners. The initial Partners of the Partnership and their addresses are listed on Schedule I hereto, and such schedule shall be amended from time to time by the General Partner, among other reasons, to reflect the withdrawal or termination of Partners or the admission of additional Partners pursuant to this Agreement.

Section 2.2. Registered Partners. The Partnership will be entitled to treat the owner of record of any Units as the owner in fact of such Partner Interest for all purposes, and accordingly will not be bound to recognize any equitable or other claim to or interest in such Partner Interest on the part of any other person, whether or not it will have express or other notice of such claim or interest, except as expressly provided by this Agreement or the laws of the State of Delaware.

Section 2.3. Limitation of Liability. Except as otherwise provided in the Act, no Partner shall be obligated personally for any debt, obligation or liability of the Partnership or of any other Partner solely by reason of being a Partner. Except as otherwise required by law or expressly in this Agreement, no Partner shall have any fiduciary or other duty to another Partner with respect to the business and affairs of the Partnership. No Partner shall have any responsibility to restore any negative balance in his Capital Account or to contribute to or in respect of the liabilities or obligations of the Partnership or return distributions made by the Partnership except as required hereunder or as required by the Act or other applicable law.

Section 2.4. No Right to Withdraw. No Partner shall have any right to receive any distribution or the repayment of his Capital Contributions, except distributions provided in Section 4.1 and distributions provided in Article VIII upon dissolution and liquidation of the Partnership. A Partner may withdraw from the Partnership only in accordance with Section 7.7.

ARTICLE III.

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 3.1. Capital Contributions. In accordance with and pursuant to the Subscription Agreements, concurrently with the execution hereof, each Partner who is a party to a Subscription Agreement has made a Capital Contribution to the Partnership in the amount set forth opposite such Partner’s name on Schedule I hereto, and in consideration therefor has become the owner of the number of Common Units specified on Schedule I for such Partner. Following the contributions contemplated by the Subscription Agreement and the completion of the Acquisitions, in accordance with and pursuant to the Master Transaction Agreement, holders of capital stock of Edgen Murray Corporation and PAL have contributed shares of Edgen Murray Corporation and PAL as a Capital Contribution to the Partnership in the amount set forth opposite their respective names on Schedule I hereto and in consideration therefor have become the owners of the number of Common Units specified on Schedule I. The Capital Contribution of certain Partners includes shares of capital stock of Edgen Murray Corporation and PAL received in respect of distributions on restricted common units of Edgen/Murray, L.P., a Delaware limited partnership, and, accordingly, as is set forth on Schedule I hereto, the Common Units issued in exchange for such shares of capital stock are restricted Common Units and are subject to the terms of the Incentive Plan and related award agreements. In accordance with and pursuant to the Petro Agreement, Petro Steel has contributed shares of Edgen Murray Corporation as a Capital Contribution to the Partnership in the amount set forth opposite Petro Steel’s name on Schedule I hereto and in consideration therefor has become the owner of the number of Common Units specified on Schedule I. The General Partner shall amend Schedule I from time to time to reflect changes in ownership, including by reason of the admission, withdrawal or termination of any Partner or the Transfer of any Unit.

Section 3.2. Capital Accounts.

(a) The Partnership shall maintain a separate capital account for each Partner according to the rules of Treasury Regulations Section 1.704-1(b)(2)(iv) (a “Capital Account”). For this purpose, the Partnership may, upon the occurrence of the events specified in

Treasury Regulations Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulations Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of the Partnership property. As of the date hereof, and after giving effect to the Capital Contributions described in Section 3.1, the initial Capital Accounts of the Partners shall be the amounts set forth on Schedule I.

(b) For purposes of computing the amount of any item of the Partnership’s income, gain, loss or deduction to be allocated pursuant to Article IV and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery and amortization used for this purpose); provided, that:

(i) The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(2)(B) or Treasury Regulations Section 1.704-1(b)(2)(iv)(i) (other than expenses in respect of which an election is properly made under Section 709 of the Code), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.

(ii) If the Book Value of any Partnership property is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

(iii) Items of income, gain, loss or deduction attributable to the disposition of the Partnership property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

(iv) Items of depreciation, amortization and other cost recovery deductions with respect to the Partnership property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulations Section 1.704-1(2)(iv)(g).

(v) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

(c) The General Partner shall be responsible for allocating items of income, gain, loss, and deduction for purposes of determining Profits and Losses.

Section 3.3. Interest. Except as otherwise expressly provided herein, no interest shall be paid by the Partnership on Capital Contributions or on balances in Capital Accounts.

Section 3.4. Negative Capital Accounts. No Partner shall be required to pay to the Partnership or any other Partner any deficit or negative balance which may exist from time to time in such Partner’s Capital Account.

Section 3.5. Partnership Capital. No Partner shall have any right (a) to demand the return of such Partner’s Capital Contribution or any other distribution from the Partnership (whether upon resignation, withdrawal, termination or otherwise), except upon dissolution of the Partnership pursuant to Article VIII hereof, or (b) to cause a partition of the Partnership’s assets.

Section 3.6. No Withdrawal. No Person shall be entitled to withdraw any part of his Capital Contribution or Capital Account or to receive any Distribution from the Partnership, except as expressly provided herein.

Section 3.7. Loans from Partners. Loans by Partners to the Partnership shall not be considered Capital Contributions. If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by him to the capital of the Partnership, the making of such advance shall not result in any increase in the amount of the Capital Account of such Partner. The amount of any such advance shall be a debt of the Partnership to such Partner and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made, as agreed upon by the Partnership (with the approval of the General Partner) and such Partner.

Section 3.8. Transfer of Capital Accounts. The original Capital Account established for any substituted Partner shall be in the same amount as the Capital Account of the Partner (or portion thereof) to which such substituted Partner succeeds, at the time that the Transfer of Units to such substituted Partner is permitted under Section 7.1. The Capital Account of any Partner whose interest in the Partnership shall be increased or decreased by means of (a) the Transfer to it of all or part of the Units of another Partner or (b) the repurchase or forfeiture of Common Units shall be appropriately adjusted to reflect such Transfer, repurchase or forfeiture. Any reference in this Agreement to a Capital Contribution of or Distribution to a Partner that has succeeded any other Partner shall include any Capital Contributions or Distributions previously made by or to the former Partner on account of the Units of such former Partner transferred to such Partner.

Section 3.9. Additional Capital Contributions.

(a) Subject to the requirements of Section 3.9(b) hereof, the General Partner shall have the power and authority to borrow money and, subject to compliance with Section 7.4 hereof, accept additional Capital Contributions for any Partnership purpose. No Partner shall be required to make any Capital Contribution to the Partnership (other than the Capital Contributions reflected on Schedule I hereto).

(b) At any time and from time to time after the date hereof, subject to compliance with Section 7.4, any Partner may (but no Partner shall be obligated to) make additional Capital Contributions to the Partnership if the General Partner approves any such contribution in writing.

Section 3.10. Use of Capital Contributions and Loans. The initial Capital Contributions of the Partners, all proceeds of Partnership borrowings, and any additional Capital Contributions and loans by Partners pursuant to this Agreement shall be used and applied only for any Partnership purpose as determined by the General Partner.

Section 3.11. Partner Interests Issued in Connection with the Performance of Services. At the discretion of the General Partner, additional Units in the Partnership may, subject to compliance with Section 7.4, be issued in exchange for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a Partner capacity, or a new Partner acting in a partner capacity or in anticipation of being a partner. At the discretion of the General Partner, such Units may be subject to vesting and/or structured as a “profits interest” in the Partnership within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343, or any successor Internal Revenue Service or Treasury Department regulation or other pronouncement applicable at the date of issuance of such Units. The recipient of any Units that are subject to Section 83 of the Code shall make a timely election under Code Section 83(b) with respect to such Units upon their issuance, in the manner reasonably prescribed by the General Partner. For so long as Revenue Procedure 2001-43, 2001-2 C.B. 343, is effective, the Partnership and each recipient of such a profits interest hereby agrees to comply with the provisions of Revenue Procedures 2001-43, and neither the Partnership nor any holder of such a profits interest shall perform any act or take any position inconsistent with the application of Revenue Procedure 2001-43. In addition, each Partner (i) agrees to take such actions as may be required by any authority issued in the future with respect to the taxation of such profits interests transferred in connection with the performance of services to conform the tax consequences to any Partner that receives such a profits interest as closely as possible to the consequences under Revenue Procedure 93-27 and Revenue Procedure 2001-43, and (ii) authorizes the General Partner to amend this Section 3.11 to the extent necessary to achieve substantially the same tax treatment with respect to any profits interest in the Partnership transferred to a service provider by the Partnership in connection with services provided to the Partnership as is set forth in, as applicable, Revenue Procedure 93-27, Revenue Procedure 2001-43 or any actions agreed to in the previous clause (i), provided that such amendment is not materially adverse to any Partner.

ARTICLE IV.

DISTRIBUTIONS AND ALLOCATIONS

Section 4.1. Distributions.

(a) Distributions shall be made only when and if, and in the amounts, determined by the General Partner. Subject to Section 3.11 and Section 7.9, Distributions of cash or other property by the Partnership shall be allocated among the Partners in proportion to the number of Common Units held by each Partner.

(b) A Distribution pursuant to Section 4.1(a) shall be made to the Persons shown on Schedule I as Partners as of the date of such Distribution (after giving effect to any amendments to such Schedule I required to be made thereto by the General Partner in accordance with Section 3.1).

(c) The General Partner shall not authorize any Distributions to any Partner other than as specified in this Section 4.1 or as otherwise permitted by this Agreement.

Section 4.2. Allocations. Except as otherwise provided in Section 4.3, Profits and Losses for any Fiscal Year shall be allocated among the Partners in such manner that, as of the end of such Fiscal Year, the respective Capital Accounts of the Partners shall be equal to the respective net amounts (increased by such Partner’s share of (a) the Minimum Gain and (b) partner non-recourse debt minimum gain), positive or negative, that would be distributed to them, determined as if the Partnership were to (a) liquidate the assets of the Partnership for an amount equal to their Book Value (as such Book Value would be determined if the Partnership were actually to liquidate) and (b) distribute the proceeds of liquidation pursuant to Section 8.2.

Section 4.3. Special Allocations.

(a) Losses attributable to a partner non-recourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i). If there is a net decrease during a Taxable Year in partner non-recourse debt minimum gain (as defined in Treasury Regulations Section 1.704-2(i)(3)), Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Partners in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(i)(4).

(b) Except as otherwise provided in Section 4.3(a), (i) non-recourse deductions shall be allocated to holders of Common Units in proportion to the number of Common Units held by such Partner and (ii) if there is a net decrease in the Minimum Gain during any Taxable Year, each Partner shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(f) and (g). This Section 4.3(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulations Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

(c) If any Partner who unexpectedly receives an adjustment, allocation, or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6) has a Deficit Capital Account as of the end of any Taxable Year, computed after the application of Sections 4.3(a) and 4.3(b) but before the application of any other provision of this Article IV, then Profits for such Taxable Year shall be allocated to such Partner in proportion to, and to the extent of, such Deficit Capital Account. This Section 4.3(c) is intended to be a qualified income offset provision as described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d), and shall be interpreted in a manner consistent therewith.

(d) Subject to the other provisions of this Section 4.3, if Profits or Losses are allocated for any Fiscal Year pursuant to Section 4.3(a), (b), or (c), then subsequent allocations of Profits and Losses shall be made, to the extent possible, to the Partners in such amounts so that the net Profits and Losses allocated pursuant to this Section 4.3(d) and Sections 4.3(a), (b), and (c) are equal to the net Profits and Losses that would have been allocated to the Partners if such allocations pursuant to Sections 4.3(a), (b), and (c) had not been made.

(e) If any unvested Partner Interests are forfeited by a Partner, the Partnership shall allocate to such Partner gross income and gain or gross deduction and loss (to the extent such items are available) for the taxable year of the forfeiture in a positive or negative amount corresponding to the positive or negative amount determined by the formula (x) minus (y), where (x) equals the excess (not less than zero) of (a) the amount of the distributions (including deemed distributions under section 752(b) of the Code and the adjusted tax basis of any property so distributed) to the Partner with respect to the forfeited Partner Interests (to the extent such distributions are not taxable under Section 731 of the Code), over (b) the amounts, if any, paid for the Partner Interests and the adjusted tax basis of property contributed by the Partner (including deemed contributions under Section 752(a) of the Code) to the Partnership with respect to the forfeited Partner Interests and (y) equals the cumulative net income (or loss) allocated to the Partner with respect to the forfeited Partner Interests.

Section 4.4. Tax Allocations.

(a) Items of the Partnership taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall be allocated among the Partners in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Book Value.

(b) If the Book Value of any Partnership asset is adjusted, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).

(c) In the event that a Partner sells some or all of his, her or its Partner Interests to the Partnership, the Partnership shall, unless the General Partner determines otherwise, specially allocate items of Partnership taxable income, gain or loss to that Partner to reduce the amount, if any, by which the amount payable to the Partner upon the sale differs from that Partner’s tax basis for its sold Partner Interests.

(d) Allocations pursuant to this Section 4.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Profits, Losses, Distributions or other Partnership items pursuant to any provision of this Agreement.

Section 4.5. Curative Allocations. If the General Partner determines, after consultation with counsel experienced in income tax matters, that the allocation of any item of Partnership income, gain, loss, deduction or credit is not specified in this Article IV (an “Unallocated Item”), or that the allocation of any item of Partnership income, gain, loss, deduction or credit hereunder is clearly inconsistent with the Partners’ economic interests in the Partnership (determined by reference to the general principles of Treasury Regulations Section 1.704-1(b) and the factors set forth in Treasury Regulations Section 1.704-1(b)(3)(ii)) (a “Misallocated Item”), then the General Partner may allocate such Unallocated Items, or reallocate such Misallocated Items, to reflect such economic interests.

Section 4.6. Indemnification and Reimbursement for Payments on Behalf of a Partner or Former Partner. If the Partnership is obligated to pay any amount to a governmental agency (or otherwise makes a payment) because of a present or former Partner’s status or otherwise specifically attributable to a present or former Partner (including federal withholding taxes with respect to foreign Persons, state personal property taxes, state unincorporated business taxes, etc.), then such present or former Partner (the “Indemnifying Person”) shall indemnify the Partnership in full for the entire amount paid (including any interest, penalties and expenses associated with such payments). In the case of a present Partner, the amount to be indemnified shall be charged against the Capital Account of the Indemnifying Person. Whether the Indemnifying Person is a present or former Partner, at the option of the General Partner, either:

(a) promptly upon notification of an obligation to indemnify the Partnership, the Indemnifying Person shall make a cash payment to the Partnership equal to the full amount to be indemnified, together with, in the case where such payment is made more than 30 days after such notification, interest thereon for the period commencing on the date 30 days after notification to the date of payment in full, calculated on the basis of a 365/6-day year at a per annum rate equal to the “prime rate” (as published in the Eastern Edition of the Wall Street Journal) in effect from time to time during such period, and the amount paid shall be added to the Indemnifying Person’s Capital Account but shall not be treated as a Capital Contribution, or

(b) the Partnership shall reduce subsequent Distributions that would otherwise be made to the Indemnifying Person, until the Partnership has recovered the amount to be indemnified (and the amount withheld shall not be treated as Capital Contributions but will otherwise be treated as having been paid to the Indemnifying Person for purposes of this Agreement).

ARTICLE V.

MANAGEMENT AND OPERATIONS OF THE PARTNERSHIP

Section 5.1. Management.

(a) Except as otherwise expressly provided in the Act, the business and affairs of the Partnership shall be managed by the General Partner. Subject to the express limitations contained in the Act, the General Partner shall have complete and absolute control of the affairs and business of the Partnership and shall possess all powers necessary, convenient or appropriate to carrying out the purposes and business of the Partnership, including doing all things and taking all actions necessary to carrying out the terms and provisions of this Agreement.

(b) The General Partner may delegate to any person any or all of its powers, rights and obligations under this Agreement and, subject to Section 6.5, may appoint, contract or otherwise deal with any person to perform any acts or services for the Partnership as the General Partner may reasonably determine. Without limiting the foregoing, the General Partner may, from time to time, designate one or more persons to be officers of the Partnership. No officer need be a Partner. The General Partner may assign titles to particular officers, including, without limitation, chief executive officer, president, vice president, chief operating officer, secretary, assistant secretary, treasurer and assistant treasurer. Any officer so designated shall have such authority and perform such duties as is customary for an officer of such type for a corporation or as the General Partner may, from time to time, delegate to such officer. Each officer shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign or shall have been removed. Any number of offices may be held by the same person. Any officer may be removed as such, either with or without cause, at any time by the General Partner in its sole discretion.

(c) If, notwithstanding the provisions of this Agreement, the Act requires the vote or approval of the Partners in addition to or in lieu of the General Partner for any particular action or event, such vote or approval shall be deemed given (i) by the vote or approval of the holders of a majority (or such higher percentage required by the Act) of the Common Units or (ii) if the vote or approval specified in the forgoing subclause (i) does not satisfy the applicable requirements of the Act for such action or event, then by such other vote or approval as is expressly required by the Act.

Section 5.2. Issuance of Units. Subject to compliance with Section 7.4 hereof, the General Partner will have sole and complete discretion in determining whether to issue Units, the number and type of Units to be issued at any particular time, the purchase price for any Units issued, and all other terms, conditions and relative rights and preference of such Units. The purchase price for any Units will be paid to the Partnership in cash or cash equivalents, or if approved by the General Partner, any other form of consideration. In addition to any amendments permitted by Section 11.1, the General Partner is hereby authorized to amend this Agreement to the extent (but only to the extent) necessary to reflect the establishment of any new type of Units and to set forth the rights and obligations thereof (provided always that the General Partner shall not be entitled to amend this Section 5.2 except in accordance with Section 11.1).

Section 5.3. Exculpation; Indemnification of each Partner.

(a) Exculpation. No Covered Person shall be liable, responsible or accountable in damages or otherwise to the Partnership or to any Partner for any act or failure to act in connection with the conduct of the business of the Partnership, or in performing or participating in the performance of the obligations or activities of the Partnership, so long as (i) such Covered Person acted in a manner reasonably believed by such Covered Person to be within the scope of the authority conferred on such Covered Person under or pursuant to this Agreement and (ii) such acts or omissions are not found by a court of competent jurisdiction to constitute fraud, gross negligence or willful misconduct. In performing its duties, the General Partner shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports, or statements (including financial statements and information, opinion, reports or statements as to the value or amount of the assets, liabilities, Profits or Losses of the Company or any facts pertinent to the existence and amount of assets from which Distributions to Partners might properly be paid), of the following other Persons or groups: (a) one or more officers or employees of the Partnership or its Subsidiaries; (b) any attorney, independent accountant, or other Person employed or engaged by the Partnership or its Subsidiaries; or (c) any other Person who has been selected with reasonable care by or on behalf of the Partnership or its Subsidiaries, in each case as to matters which such Covered Person reasonably believes to be within such other Person’s professional or expert competence. The preceding sentence shall in no way limit a Covered Person’s right to rely on information to the extent provided in the Act. No Partner shall be liable to the Partnership or any Partner for any action taken by any other Partner. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, any Covered Person acting under this Agreement or otherwise shall not be liable to the Partnership or any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent they expressly restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Covered Person.

(b) Except as limited by law and subject to the provisions of this Article V, each Partner and Covered Person (an “Indemnitee”) shall be entitled to be indemnified and held harmless on an as-incurred basis by the Partnership to the full extent permitted under the Act, as in effect from time to time, against all losses, liabilities and expenses (including attorneys’ fees and expenses) arising from proceedings in which such Indemnitee may be involved, as a party or otherwise, by reason of his being or having been a Partner, or in the case of the General Partner and Covered Persons by reason of his involvement in the business and affairs of the Partnership, whether or not he continues to be such at the time any such loss, liability or expense is paid or incurred, so long as (i) such Indemnitee acted in a manner reasonably believed by such Indemnitee to be within the scope of the authority conferred on such Indemnitee under or pursuant to this Agreement and (ii) such acts or omissions are not found by a court of competent jurisdiction to constitute fraud, gross negligence or willful misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in a manner reasonably believed to be within the scope of the authority conferred on such Person under or pursuant to this Agreement or that the acts or omissions of such Person constitute fraud, gross negligence or willful misconduct. The rights of indemnification provided in this Article will be in addition to any rights to which such Indemnitee may otherwise be entitled by contract or as a matter of law and shall extend to his successors and assigns and personal representatives. Each Indemnitee’s right to indemnification hereunder for expenses as incurred (including attorneys’ fees and expenses) incurred by such Indemnitee may be conditioned upon the delivery by such Indemnitee to the Partnership of a written undertaking (reasonably acceptable to the General Partner) to repay such amount if such Indemnitee is determined pursuant to this Article or adjudicated to be ineligible for indemnification, which undertaking shall be an unlimited general obligation but need not be secured.

Section 5.4. Non-Exclusivity. The provisions of this Article shall not be construed to limit the power of the Partnership to indemnify an Indemnitee to the full extent permitted by law or to enter into specific agreements, commitments or arrangements for indemnification permitted by law. The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this Article.

Section 5.5. Modification. The duties of the Partnership to indemnify and to advance expenses to an Indemnitee under this Article V shall be in the nature of a contract between the Partnership and the Indemnitee, and no amendment or repeal of any provision of Sections 5.3, 5.4, 5.5 and 5.6 of this Agreement shall alter, to the detriment of an Indemnitee, the right of such Indemnitee to the advancement of expenses or indemnification based on an act or failure to act which took place prior to such amendment or repeal.

Section 5.6. Insurance. The Partnership shall have the power to purchase and maintain insurance on behalf of any Indemnitee against any liability asserted against such Indemnitee and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the Partnership would have the power to indemnify him or her against the liability under the provisions of this Article V.

ARTICLE VI.

RIGHTS AND RESTRICTIONS OF THE GENERAL PARTNER

Section 6.1. Duties and Powers of the General Partner.

(a) Except as otherwise determined by the General Partner, the General Partner shall have the sole responsibility for managing the business and affairs of the Partnership.

(b) The General Partner will possess all of the powers and rights of a general partner under the Act and is hereby authorized and empowered on behalf and in the name of the Partnership to carry out any and all of the purposes of the Partnership and to perform all acts and enter into, execute, deliver, and perform all contracts and other undertakings that it may in its sole discretion deem necessary, advisable, convenient or incidental thereto. Without limiting the generality of the foregoing, the General Partner shall have the following powers, and the General Partner is authorized on behalf of the Partnership to do or cause to be done the following:

(i) acquire, hold, manage, own or Transfer the Partnership’s interests in any investments made or other property held by the Partnership, including, without limitation, investments in capital stock, bonds, notes, debentures and other obligations, investment contracts, partnership interests, limited liability company interests, options, warrants and other Securities;

(ii) open, maintain and close bank accounts, including the power to draw checks or other orders for the payment of moneys, and to invest such funds as are temporarily not otherwise required for Partnership purposes;

(iii) pay all taxes and assessments levied against the Partnership;

(iv) bring and defend actions and proceedings at law or in equity or before any governmental, administrative or other regulatory agency, body or commission;

(v) hire consultants, custodians, attorneys, accountants and such other agents and employees of the Partnership as it may deem necessary or advisable, and to authorize each such agent and employee to act for and on behalf of the Partnership;

(vi) cause the Partnership to enter into, execute, deliver, perform, and carry out the terms of and the transactions contemplated by the Master Transaction Agreement, Petro Agreement, Subscription Agreements and any other Investment Document without any further act, approval or vote of any Partner (including any agreements to induce any Person to purchase a limited partnership interest in the Partnership);

(vii) make all elections, investigations, evaluations and decisions, binding the Partnership thereby, that may, in the sole judgment of the General Partner be necessary, appropriate or convenient for the acquisition, holding or disposition of Securities or other property by the Partnership;

(viii) vote or grant proxies on behalf of the Partnership and incur indebtedness, borrow money and pledge assets of the Partnership;

(ix) enter into, execute, deliver, perform and carry out contracts and agreements of every kind necessary or incidental to the offer and sale of limited partnership interests in the Partnership or to the accomplishment of the Partnership’s purposes, and to take or omit to take such other action in connection with such offer and sale or with the business of the Partnership as may be necessary or desirable to further the purposes of the Partnership;

(x) guarantee obligations of, or provide letters of credit or other forms of credit support on behalf of, the Partnership’s Subsidiaries and pledge assets of the Partnership as security therefor; and

(xi) carry on any other activities necessary to, in connection with, or incidental to any of the foregoing or the Partnership’s business.

(c) In connection with its exercise of any of its powers, the General Partner may delegate its powers, rights and obligations as set forth in Section 5.1 and, on behalf of the

Partnership, will, subject to Section 6.5, be permitted to contract for or with respect to any of the services and other matters contemplated thereby, including with any person, firm, corporation, partnership, limited partnership or other entity affiliated or otherwise connected, directly or indirectly, with the General Partner.

Section 6.2. Services of the General Partner; Fees, Compensation and Reimbursement of Expenses.

(a) The General Partner shall not be entitled to receive any fee or compensation of any kind for its services as General Partner.

(b) The General Partner shall be entitled to reimbursement for third-party out-of-pocket costs incurred or allocable to the period after the date of this Agreement and related to the management of the Partnership and its business, including without limitation financing, asset management, property management, refinancing and disposition as well as any income or other taxes.

Section 6.3. Business Opportunities. The Partners hereby acknowledge that the interests of the General Partner and the JCP Funds in the Partnership are those of investors providing capital for the Partnership, and the very nature of the businesses of the General Partner and the JCP Funds and the Affiliates thereof is to provide capital and financing in a wide variety of forms to, and to make investments with respect to, a vast and expanding number of diverse Persons, businesses and enterprises. Accordingly, the Partners hereby agree that the General Partner and the JCP Funds and their respective Affiliates may engage, provide financing, invest or possess an interest in other businesses and enterprises of any kind, nature or description, independently or with others, whether (i) such ventures are competitive with the Partnership and its Affiliates or (ii) the operations or property of such businesses and enterprises are transacted or located in the vicinity of or adjacent to the Partnership or any area in which the Partnership or any of its Affiliates engages in business, and, to the extent permitted by the Act, the General Partner and the JCP Funds and their respective Affiliates shall not have any duties or responsibilities to the Partnership that they might otherwise have under the Act. The fact that the General Partner, the JCP Funds or any of their respective Affiliates (including any JCP Funds advisors who may be deemed to be Affiliates of the General Partner or the JCP Funds) may take advantage of such opportunities and not offer such opportunities, or disclose information pertaining thereto, to the Partnership or to the other Partners, shall not subject the General Partner, the JCP Funds or any of their respective Affiliates (including any JCP Funds advisor) to any liability to the Partnership or to the other Partners whatsoever. Neither the Partnership nor any other Partner shall have the right by virtue of this Agreement, or the relationship created hereby, in or to such ventures, investments or other opportunities, or to the income or profits derived therefrom by the General Partner¸ the JCP Funds or any of their respective Affiliates, and the pursuit of, and nondisclosure of information to the Partnership pertaining to, such ventures, investments or other opportunities even though competitive with the business of the Partnership, shall not be deemed wrongful or improper or in violation of this Agreement or any rights of the Partnership or the Partners under the Act or other applicable law.

Section 6.4. Limited Partners. The Limited Partners shall not take part in the control or, except in connection with the discharge of their duties and obligations (and in their capacities) as managers, officers and/or employees of the Partnership, the General Partner or the direct or indirect Subsidiaries of the Partnership, as applicable, management of the business of the Partnership. The Limited Partners shall have no personal liability with respect to liabilities and obligations of the Partnership.

Section 6.5. Self Dealing Transactions. The Partnership shall not, and shall cause its Subsidiaries not to, enter into any agreement or transaction with the JCP Funds, Jefferies Capital Partners IV LLC (the “Manager”), any other investment funds managed by the Manager or any other Person controlled by the JCP Funds, the Manager or such other investment funds, including without limitation the General Partner (collectively “JCP Affiliates”), unless such transactions are (a) on terms no worse than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis with a Person that is not a JCP Affiliate or (b) approved by the holders of a majority of the then outstanding Common Units not owned by JCP Affiliates. Notwithstanding the foregoing, the restrictions set forth in this Section 6.5 shall not apply to and shall not prohibit the transactions contemplated by or permitted by the Investment Documents and/or this Agreement, including without limitation transactions permitted by Sections 6.3 and the issuance of Units issued in compliance with Section 7.4.

ARTICLE VII.

TRANSFER OF PARTNERSHIP UNITS;

WITHDRAWAL OF PARTNERS; ADDITIONAL PARTNERS

Section 7.1. Issuance or Transfer of Units.

(a) The following restrictions on Transfer shall apply to all Units owned by any Partner or Permitted Transferee:

(i) No Partner other than the JCP Funds shall Transfer (other than in connection with a redemption or purchase by the Partnership as permitted by this Agreement) any Units unless (A)(1) such Transfer is approved in advance in writing by the General Partner, or (2) such Transfer is to a Permitted Transferee and (B) such Transfer complies with the provisions of this Section 7.1 and Sections 7.2 and 7.3 hereof (in respect of each such Section, to the extent applicable). Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect, and the purported transferee shall have no rights or privileges in or with respect to the Partnership. As used herein, “Transfer” includes the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer or grant of rights or any other beneficial interest in any of the Units, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such Units. Each Permitted Transferee agrees to transfer its Units to the Partner from whom such Permitted Transferee received such Units immediately prior to the occurrence of any event which would result in such Person no longer being a Permitted Transferee of such Partner.

(ii) Prior to any proposed Transfer of any Units (whether to a Permitted Transferee or otherwise), the holder thereof shall give written notice to the Partnership describing the manner and circumstances of the proposed Transfer, together with, if requested by the Partnership, a written opinion of legal counsel, addressed to the Partnership and reasonably satisfactory in form and substance to the Partnership, to the effect that the proposed Transfer of the Units may be effected without registration under the Securities Act . Each certificate (if any) evidencing the Units transferred shall bear the legends set forth in Section 7.5(a) hereof, except that such certificate shall not bear the legend contained in the first paragraph of Section 7.5(a) hereof if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provision of the Securities Act.

(b) In addition to the restrictions on Transfer set forth in Section 7.1(a), issuances and Transfers of Units or other equity securities of the Partnership (including by operation of law and including Transfers to Permitted Transferees) will not be effective unless all of the following conditions are satisfied:

(i) The issuance or Transfer, as applicable, shall comply with all applicable laws, including, any applicable securities laws.

(ii) The issuance or Transfer, as applicable, shall not affect the Partnership’s existence or qualification as a limited partnership under the Act.

(iii) The issuance or Transfer, as applicable, shall not cause the Partnership to be classified as other than a partnership for United States federal income tax purposes.

(iv) The issuance or Transfer, as applicable, shall not result in a termination of the Partnership under Code Section 708, unless the General Partner determines that any such termination will not have a material adverse impact on the Partners.

(v) The issuance or Transfer, as applicable, shall not cause the application of the tax-exempt use property rules of Code Sections 168(g)(l)(B) and 168(h) to the Partnership or its Partners.

(vi) The issuance or Transfer, as applicable, shall not result in the Partnership being treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code.

(vii) The issuance or Transfer, as applicable, shall not result in the Partnership having more than 100 beneficial owners for purposes of the Investment Company Act of 1940, as amended, or the Partnership becoming subject to the registration requirements of the Exchange Act.

(viii) In the case of a Transfer, the transferor and the transferee shall provide such legal opinions and documentation as the General Partner shall reasonably request (if any).

(ix) The transferee shall have agreed to be bound by this Agreement and shall have executed a Joinder Agreement substantially in the form attached hereto as Exhibit A.

(c) Notwithstanding anything to the contrary contained in this Section 7.1 or elsewhere in this Agreement, no transferee of any Partnership interest (but excluding transferees that were Partners immediately prior to such a Transfer, who automatically shall become Partners with respect to any additional Units they so acquire) shall become a Partner in respect of the interest so transferred unless such transferee is admitted as a Partner pursuant to Section 7.6.

(d) Following the Transfer of any Partnership interest permitted under this Section 7.1, the transferee of such interest (i) shall be treated as having made all of the Capital Contributions made by, and received all of the Distributions received by, the transferor in respect of such interest and (ii) shall have the rights and obligations of a Partner so long as such transferee owns any Units. No transferee of a Partnership interest may further Transfer such interest without complying with the provisions of this Section 7.1.

(e) The transferor and transferee of any Partnership interest shall be jointly and severally obligated to reimburse the Partnership for all reasonable expenses (including attorneys’ fees and expenses) incurred in connection with any Transfer or proposed Transfer, whether or not consummated.

(f) Any Partner who Transfers all of the Units and other equity securities of the Partnership owned by it in accordance with this Section 7.1 will thereupon cease to be a Partner.

Section 7.2. Sale of the Partnership.

(a) If the General Partner approves (i) the sale of control of the Partnership, whether by merger, consolidation, sale of the Partnership’s outstanding Units or other equity securities, sale of all or substantially all of its assets or otherwise to a Person that is not an Affiliate of the JCP Funds or (ii) a Recapitalization of the Partnership (any of the foregoing, an “Approved Sale”), (i) each Partner and Permitted Transferee will consent to and raise no objections against, and waive dissenters and appraisal rights (if any) with respect to, the Approved Sale, (ii) if the Approved Sale is structured as a sale of Units, each Partner and Permitted Transferee will agree to sell all or a pro rata portion of such Partner’s or Permitted Transferee’s Units and any options, warrants or other rights to acquire Units on the terms and conditions approved by the General Partner and (iii) if the Approved Sale is structured as a sale of assets, each Partner and Permitted Transferee will take all actions necessary to approve, authorize and cooperate with such sale and cause the liquidation of the Partnership, if requested by the General Partner, following the consummation of such Approved Sale. Each Partner and Permitted Transferee will take all reasonably necessary and desirable actions requested by the General Partner in connection with the consummation of an Approved Sale, including, without limitation, executing the applicable purchase agreement and related documents and agreeing to representations and warranties (including those made by the Company), escrow obligations, indemnification obligations and other obligations to which the JCP Funds are subject; provided however, that no such Partner or Permitted Transferee shall be required to share in any indemnification obligation other than on a pro rata basis based on the amount of consideration received by such Partner or Permitted Transferee (except for indemnification obligations relating to a breach of a representation, warranty or covenant relating solely to such Partner or its Permitted Transferee or the Common Units of such Partner or its Permitted Transferee (such as representations and warranties with respect to such holder’s title to and ownership of Common Units and authorization, execution and delivery of relevant documents by such holder), which indemnification obligations shall be borne solely by such Partner and its Permitted Transferees); provided further that no such Partner or Permitted Transferee shall be obligated in connection with such Approved Sale to agree to indemnify or hold harmless the prospective purchaser(s) with respect to an amount in excess of the consideration paid to such Partner or Permitted Transferee in connection with such Approved Sale; and provided further that no holder of Common Units shall be obligated to enter into indemnification obligations with respect to a breach of a representation, warranty or covenant relating solely to other holders of Common Units or such other holder’s Common Units.

(b) The obligations of each of the Partners and Permitted Transferees with respect to an Approved Sale are subject to the satisfaction of the condition that upon the consummation of the Approved Sale, all of the Partners and Permitted Transferees holding Common Units will receive the same form and amount of consideration per Common Unit held, or if any holder of Common Units is given an option as to the form of consideration to be received in respect of such Common Units, all Partners and Permitted Transferees holding Common Units will be given the same option; provided however, that a Partner need not be given the right or option to invest in any entity acquiring the Partnership or to retain or receive any securities of the Partnership or the entity acquiring the Partnership even if other Partners are given such a right or option.

(c) Each Partner and Permitted Transferee acknowledges that its or his or her pro rata share of the aggregate proceeds of an Approved Sale may be reduced by its or his pro rata share (based on its or his share of such proceeds) of transaction expenses related to such Approved Sale.

Section 7.3. Tag-Along Rights.

(a) (i) Except as otherwise provided in Section 7.3(a)(iii) and Section 7.3(a)(vii) below, no JCP Fund (each, a “Seller”) shall sell any Common Units in any transaction or series of related transactions unless all other Partners or their Permitted Transferees (“Holders”) holding Common Units are offered the opportunity, in accordance with this Section

7.3, to sell in such transaction or transactions, at the same price and the same terms as Seller, a number of Common Units equal to (A) the number of Common Units proposed to be sold by the Seller, (B) multiplied by a fraction, the numerator of which is the percentage of the outstanding Common Units then owned by such Holder and the denominator of which is the percentage of the outstanding Common Units then owned in the aggregate by the Seller and all Holders who have elected to participate in such sale by timely delivering the Tag-Along Notice described below.

For example, if the Seller’s Notice contemplated a sale of 100 Common Units by the Seller, and if the Seller at such time owns 30% of all the Common Units and if one other Holder elects to participate in such sale and owns 20% of all Common Units, the Seller would be entitled to sell 60 Common Units (30% ÷ (30% + 20%) x 100 Common Units) and the other Holder would be entitled to sell 40 Common Units (20% ÷ (30% + 20%) x 100 Common Units).

If any Holder elects not to sell the maximum number of Common Units it would otherwise have been entitled to sell pursuant to the foregoing formula, the number of Common Units any such Holder could have but did not sell shall be allocated among the Seller and the other Holders participating in such transaction on a pro rata basis based upon for each such other Holder and the Seller the excess, if any, of the number of Common Units requested to be sold (or, if less, the maximum number of Common Units the Holder would be entitled to sell pursuant to the foregoing formula if no other Holder elected to participate in the sale) in the Tag-Along Notice by such Holder (or, in the case of the Seller, the number of Common Units set forth in the Seller’s Notice) over the number of Common Units such Holder or Seller is entitled to sell pursuant to the foregoing formula.

(ii) Prior to any sale of Common Units subject to these provisions, the Seller shall notify the Partnership in writing of the proposed sale. Such notice (the “Seller’s Notice”) shall set forth: (A) the number of Common Units subject to the proposed sale, (B) the name and address of the proposed purchaser, and (C) the proposed amount of consideration and terms and conditions of payment offered by such proposed purchaser. The Partnership shall promptly, and in any event within 15 days of the Partnership’s receipt of the Seller’s Notice, deliver or cause to be delivered the Seller’s Notice to each Holder. A Holder may exercise the tag-along right by delivery of a written notice (the “Tag-Along Notice”) to the Seller within 15 days of the date the Partnership delivered or caused to be delivered the Seller’s Notice. The Tag-Along Notice shall state the maximum number of Common Units that the Holder proposes to include in the proposed sale, up to the maximum number of Common Units the Holder would be entitled to sell pursuant to the foregoing formula if no other Holder elected to participate in the sale. If a Holder entitled to participate therein delivers a Tag-Along Notice, such Holder shall be obligated to sell up to that number of Common Units specified in the Tag-Along Notice upon the same terms and conditions as those under which the Seller is selling, conditioned upon and contemporaneously with completion of the Seller’s sale of its Common Units. If no Tag-Along

Notice is received during the 15-day period referred to above, the Seller shall have the right for a 60-day period to effect the proposed sale of Common Units on terms and conditions no more favorable to the Seller than those stated in the Seller’s Notice and in accordance with the provisions of this Section 7.3.

(iii) Notwithstanding anything herein to the contrary, a Seller may make any of the following Transfers without offering the Holders the opportunity to participate: (A) Transfers by a Seller to any Permitted Transferee, provided that the proposed Permitted Transferee agrees in writing to be bound by the provisions of this Agreement; (B) sales pursuant to an effective registration statement under the Securities Act; and (C) sales in connection with an Approved Sale.

(iv) Each Partner acknowledges for itself and its transferees that any of the JCP Funds may grant in the future tag-along rights relating to Units to other holders of Units and such holders will (A) have the same opportunity to participate in sales by such JCP Fund as provided to the parties hereto, and (B) be included in the calculation of the pro rata basis upon which Holders may participate in a sale.

(v) Each of the parties hereto acknowledges that the Partnership (A) may, subject to compliance with the other provisions of this Agreement, issue Units to persons in the future and (B) has adopted an incentive compensation plan pursuant to which employees of its Subsidiaries or other persons may be granted, subject to the terms of such plan, restricted Common Units, and that such persons or participants may become subject to this Agreement and, together with other holders of Units, may be “Holders” for purposes of this Section 7.3.

(vi) The tag-along obligations of the Sellers provided under Section 7.3(a)(i) shall terminate upon the day after the date on which the JCP Funds collectively own less than 10% of the Common Units or upon consummation of an Approved Sale or a Qualified Public Offering. Upon the termination of the Seller’s obligations under Section 7.3(a)(i):(X) the rights of all Holders with respect thereto shall also terminate and (Y) all restrictions contained in this Section 7 relating to permitted Transfers of the Units by the Holders set out in this Agreement shall terminate (except for the limitations contained in 7.1(b)).

(vii) Notwithstanding the requirements of this Section 7.3, a Seller may sell Common Units at any time without complying with the requirements of the above provisions of this Section 7.3 so long as the Seller deposits into escrow with an independent third party at the time of the sale that amount of the consideration received in the sale equal to the Escrow Amount. The “Escrow Amount” shall equal the amount of consideration as all the Holders would have been entitled to receive if they had the opportunity to participate in the sale on a pro rata basis, determined as if each Holder (A) delivered a Tag-Along Notice to the Seller in the time period set forth in Section 7.3(a)(ii) and (B) proposed to include all of its Units which it would have been entitled to include in the sale. No later than the date of the sale, the Seller shall notify the Partnership in writing of the proposed sale. Such notice (the “Escrow Notice”) shall set forth the information required in the Seller’s Notice, and in addition, such notice shall state the name of the escrow agent and the account number of the escrow account. The Partnership shall promptly, and in any event within 10 days, deliver or cause to be delivered the Escrow Notice to each Holder. A Holder may exercise the tag-along right described in this clause (vii) by delivery to the Seller, within 15 days of the date the Partnership delivered or caused to be delivered the Escrow Notice, of (I) a written notice specifying the number of Common Units it proposes to sell, and (II) the certificates (if any) representing such Common Units, with transfer powers duly endorsed in blank. Promptly after the expiration of the 15th day after the Partnership has delivered or caused to be delivered the Escrow Notice, (x) the Seller shall purchase that number of Common Units as Seller would have been required to include in the sale had Seller complied with the provisions of Section 7.3(a)(ii), (y) the Partnership shall cause to be released from the escrow to the Holder from whom the Seller purchases Common Units pursuant to clause (x) of this sentence the applicable amount of consideration due to such Holder together with any interest thereon, and (z) all remaining funds and other consideration held in escrow shall be released to the Seller. If the Seller received consideration other than cash in the sale, the Seller shall purchase the Common Units tendered by paying to the Holders cash and non-cash consideration in the same proportion as received by the Seller in the sale.

Section 7.4. Preemptive Rights. Subject to the terms and conditions specified in this Section 7.4, if the Partnership or a Subsidiary of the Partnership proposes in the future to issue any of its debt or equity securities (the “Preemptive Securities”) to the JCP Funds or any other JCP Affiliate, the Partnership shall give each Accredited Partner an opportunity to purchase its pro rata share (such pro rata share to be determined in accordance with this Section 7.4) of such newly issued Preemptive Securities in accordance with this Section 7.4.

(a) Participation Notice. At least ten (10) days prior to the proposed date of issuance of the Preemptive Securities, the Partnership shall give written notice (“Participation Notice”) to each Accredited Partner stating (i) its bona fide intention to issue Preemptive Securities, (ii) the number and type of Preemptive Securities to be issued (the “Offered Securities”), and (iii) the price and terms (including, without limitation, any requirement to purchase additional securities of the Partnership or a Subsidiary, to purchase two or more classes of Preemptive Securities as a single unit or to participate in a financing transaction in order to purchase the Offered Securities to be issued), if any, upon which it proposes to issue such Offered Securities.

(b) Offer Periods; Terms of Sale. Each Accredited Partner may elect to purchase a pro rata portion of the Offered Securities by delivery of a written notice to such effect to the Partnership on or before the close of business on the fifth day after such Accredited Partner was given a Participation Notice, such pro rata portion to be equal to the proportion that the number of Common Units held by such Accredited Partner bears to the total number of Common Units then outstanding.

The purchase of Preemptive Securities by the Accredited Partners pursuant to this Section 7.4 shall be on the same price and other terms and conditions, including the date of sale or issuance, as are applicable to the purchasers of the additional Preemptive Securities whose purchases give rise to the preemptive rights described in this Section 7.4, which price and other terms and conditions shall be as stated in the relevant Participation Notice.

(c) Expiration of Offer Periods. The Partnership may, during the 180-day period following the day the Participation Notice was given to each of the Accredited Partners, issue the remaining unsubscribed portion of the Offered Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Participation Notice. If the Partnership does not sell such Offered Securities within such period, the right provided under this Section 7.4 shall be deemed to be revived and such Offered Securities shall not be issued unless first reoffered to the Accredited Partners in accordance with this Section 7.4.

(d) Exceptions. The preemptive rights set forth in this Section 7.4 shall not be applicable to:

(i) the issuance or sale of Preemptive Securities to employees (and their affiliated entities), consultants or directors of the Partnership or any of its Subsidiaries pursuant to a stock option plan, restricted unit plan, unit purchase plan or any other equity incentive plan, arrangement or agreement;

(ii) the issuance of Preemptive Securities upon the exercise or conversion of any convertible or exercisable Preemptive Securities outstanding on the date hereof or issued after the date hereof in compliance with the provisions of this Section 7.4;

(iii) the issuance of Preemptive Securities pursuant to an underwritten offering (including an initial public offering);

(iv) the issuance of Preemptive Securities as consideration for any business combination or acquisition transaction involving the Partnership or any of its Subsidiaries or in connection with any joint venture or strategic partnership;

(v) the issuance of Preemptive Securities in exchange for debt securities;

(vi) the issuance of Preemptive Securities pursuant to the Investment Documents;

(vii) the issuance of Equity Preemptive Securities to lenders, bond purchasers or other financial institutions in connection with a financing transaction involving the Partnership or any of its subsidiaries;

(viii) the issuance of Preemptive Securities pursuant to a split, dividend, combination, reorganization, recapitalization or similar event;

(ix) the issuance of Preemptive Securities in connection with a Reorganization or Recapitalization.

(e) Post-Issuance Notice. Notwithstanding the requirements of this Section 7.4, the Partnership may proceed with any issuance of Preemptive Securities prior to having complied with the provisions of Section 7.4 provided that the Partnership shall:

(i) provide to each Accredited Partner who would have been eligible to participate in such issuance of Preemptive Securities pursuant to this Section 7.4 (x) with prompt notice of such issuance and (y) the Participation Notice described in Section 7.4(a);

(ii) offer to sell to each Accredited Partner such number of Equity Securities of the type specified in the Participation Notice that such Accredited Partner would have otherwise been entitled to purchase pursuant to Section 7.4(b); it being understood that the proceeds of any such sales shall be used to repurchase Preemptive Securities sold in the original offering at the same price per Preemptive Security at which such Preemptive Securities were initially sold; and

(iii) keep such offer open for a period of fifteen (15) days, during which period, each such Accredited Partner may accept such offer by sending a written acceptance to the Partnership committing to purchase an amount of such Preemptive Securities (not in any event to exceed the pro rata portion that such Accredited Partner would have been entitled to pursuant to Section 7.4); provided that the closing of the purchase of such sale of Equity Securities shall take place immediately after the expiration of such fifteen (15) day period.

Section 7.5. Legend. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. To the extent such Units have been certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Unit shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. WITHOUT REGISTRATION, THESE UNITS MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT ON DELIVERY TO THE PARTNERSHIP OF AN OPINION OF COUNSEL SATISFACTORY TO THE GENERAL PARTNER OF THE PARTNERSHIP THAT REGISTRATION IS NOT REQUIRED FOR THE TRANSFER, OR THE SUBMISSION TO THE

GENERAL PARTNER OF THE PARTNERSHIP OF OTHER EVIDENCE SATISFACTORY TO THE GENERAL PARTNER TO THE EFFECT THAT ANY TRANSFER WILL NOT BE IN VIOLATION OF THE ACT AND APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATIONS PROMULGATED THEREUNDER.

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THAT CERTAIN AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, DATED AS OF MAY 11, 2007 AS AMENDED AND MODIFIED FROM TIME TO TIME, AMONG EDGEN MURRAY II GP, LLC (THE “GENERAL PARTNER”) AND CERTAIN OTHER PARTIES THERETO, AND THE GENERAL PARTNER RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH UNITS UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE PARTNERSHIP TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

The Partnership shall imprint such legend on certificates (if any) evidencing Units. The legend set forth above shall be removed from the certificates (if any) evidencing any Units which cease to be Units in accordance with the definition thereof. Notwithstanding the foregoing, to the extent the Units are not certificated, the Agreement shall be deemed to contain a legend in substantially the form stated above.

Section 7.6. Admission of New Partners. Notwithstanding anything to the contrary in this Agreement, additional Persons may be admitted to the Partnership as Limited Partners (“New Partners”) only upon the approval of the General Partner and upon such terms and conditions as are established by the General Partner; provided, that subject to compliance with Section 7.1 hereof any Permitted Transferee shall be admitted as a New Partner upon such Permitted Transferee’s agreement to be bound by the terms and conditions of this Agreement and execution of a Joinder Agreement substantially in the form attached hereto as Exhibit A. New Partners shall be admitted at the time when all conditions to their admission have been satisfied, as determined by the General Partner, and Schedule I and this Agreement shall be amended or restated accordingly.

Section 7.7. Withdrawal, Expulsion or Other Termination of Partners.

(a) The General Partner may not voluntarily withdraw or retire from the Partnership.

(b) No Limited Partner may withdraw from the Partnership prior to the dissolution and winding up of the Partnership without the prior written consent of the General Partner. If a Limited Partner attempts to withdraw in violation of this Agreement, such Limited Partner will forfeit, and will receive no fair value for, its interest in the Partnership.

(c) There shall not be any right of the Limited Partners under this Agreement to remove the General Partner.

Section 7.8. Effect of Termination of a Partner. The death, withdrawal, incapacity, bankruptcy or other termination of a Limited Partner shall not affect the existence of the Partnership, and the remaining Partners shall continue the business of the Partnership under the terms of this Agreement.

Section 7.9. Redemption. The Partnership or its designee shall have the right to purchase or redeem the Units of General Electric Pension Trust and its Permitted Transferees, if any, immediately prior to any transaction in which General Electric Pension Trust or its Permitted Transferees would, but for such purchase or redemption by the Partnership or its designee, otherwise be obligated to sell any Units pursuant to Section 7.2. Any such purchase or redemption shall be for the same price that General Electric Pension Trust or its Permitted Transferees would otherwise have been required to sell such Units pursuant to Section 7.2.

ARTICLE VIII.

DURATION; TERMINATION

Section 8.1. Duration. The existence of the Partnership shall terminate upon (a) the sale or other disposition by the Partnership of all of the assets (including any cash) it then owns, (b) the dissolution of the Partnership by action of the General Partner or (c) any other event that would cause the dissolution of a limited partnership under the Act (each of the foregoing events, a “Dissolution Event”); provided, the withdrawal of the General Partner shall not be considered an event that would cause the dissolution of a limited partnership for purposes of §17-801(3) of the Act if, within 90 days following the date of the withdrawal of the General Partner, Partners holding a majority of the then outstanding Common Units vote to continue the business of the Partnership and to elect a new general partner.

Section 8.2. Liquidation of Partnership Units.

(a) Upon dissolution of the Partnership, the General Partner shall appoint one Partner or any other Person (who may be the General Partner) to serve as the liquidator (the “Liquidator”) who shall act at the direction of the General Partner, unless and until a successor Liquidator is appointed as provided herein. The Liquidator shall agree not to resign at any time without 30 days’ prior written notice. The Liquidator may be removed at any time, with or without cause, by notice of removal and appointment of a successor Liquidator approved by the General Partner. Within 30 days following the occurrence of any such removal, a successor Liquidator may be elected by the General Partner. The successor Liquidator shall succeed to all rights, powers and duties of the former Liquidator. The right to appoint a successor or substitute

Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator shall be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided. Except as expressly provided in this Article VIII and subject to the General Partner’s right to remove the Liquidator, the Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein). The Liquidator shall receive as compensation for its services (i) no additional compensation, if the Liquidator is an employee of the Partnership or any of its Subsidiaries, or (ii) if the Liquidator is not such an employee, a reasonable fee plus out-of-pocket costs or such other compensation as the General Partner may approve.

(b) The Liquidator shall liquidate the assets of the Partnership, and apply and distribute the proceeds of such liquidation, in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

(i) First, to the payment of the Partnership’s debts and obligations to its creditors, including, sales commissions and other expenses incident to any sale of the assets of the Partnership.

(ii) Second, to the establishment of and additions to such reserves as the Liquidator may deem necessary or appropriate.

(iii) Third, to the Partners in accordance with Section 4.1.

The reserves established pursuant to subparagraph (ii) above shall be paid over by the Liquidator to a bank or other financial institution, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Liquidator deems advisable, such reserves shall be distributed to the Partners in accordance with Section 4.1. The allocations and distributions provided for in this Agreement are intended to result in the Capital Account of each Partner immediately prior to the distribution of the Partnership’s assets pursuant to this Section 8.2(b) being equal to the amount distributable to such Partner pursuant to this Section 8.2(b). The General Partner is authorized to make appropriate adjustments in the allocation of Profits and Losses as necessary to cause the amount of each Partner’s Capital Account immediately prior to the distribution of the Partnership’s assets pursuant to this Section 8.2(b) to equal the amount distributable to such Partner pursuant to this Section 8.2(b).

(c) The provisions of Section 8.2(b) that require the liquidation of the assets of the Partnership notwithstanding, but subject to the order of priorities set forth in Section 8.2(b), if upon dissolution of the Partnership the General Partner determines that an immediate sale of part or all of the Partnership’s assets would be impractical or could cause undue harm to the Partners, then the General Partner may, in its sole discretion, defer the liquidation of any assets except those necessary to satisfy Partnership liabilities and reserves, and may, in its absolute discretion, in lieu of cash, make distributions in kind to the Partners or as tenants in common and in accordance with the provisions of Section 8.2(b), undivided interests in such Partnership assets as the General Partner deems reasonable and equitable and to any agreements governing the operating of such properties at such time. For purposes of any such distribution, the General Partner will determine the fair market value of any property to be distributed in accordance with any valuation procedure that the General Partner reasonably deems appropriate.

(d) A reasonable time will be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 8.2(b) in order to minimize any losses otherwise attendant upon such winding up. Distributions upon liquidation of the Partnership (or any Partner’s interest in the Partnership) and related adjustments will be made by the end of the Fiscal Year of the liquidation (or, if later, within 90 days after the date of such liquidation) or as otherwise permitted by Treasury Regulations Section 1.704- 1(b)(2)(ii)(b).

ARTICLE IX.

VALUATION

Section 9.1. Valuation. With respect to the valuation of any property distributed to any Partner, such property shall be valued at the fair market value thereof determined in good faith by the General Partner. With respect to the valuation of any Securities (a) listed on any U.S. or U.K. national securities exchange, fair market value shall be the average of the closing prices of the sales of the Securities on the principal securities exchange on which the Securities may at the time be listed or traded for the five (5) trading days immediately prior to the day of such distribution, or, if there have been no sales on any such exchange on any day during the five day period, the average of the highest bid and lowest asked prices at the end of such day, or (b) quoted in the Nasdaq National Market System (“Nasdaq NMS”) or London Alternative Investment Market (“London AIM”), fair market value shall be the average of the closing prices of the sales of the Securities on the Nasdaq NMS or London AIM, as the case may be, for the five (5) trading days immediately prior to the day of such distribution, or, if there have been no sales on any day during the five day period, the average of the highest bid and lowest asked prices on the Nasdaq NMS or London AIM, as the case may be, at the end of such day. If at any time the Securities are not listed on any national securities exchange or quoted in the Nasdaq NMS or London AIM, the fair market value of such Security shall be the fair market value of such Security as determined by the General Partner in its good faith judgment.

ARTICLE X.

BOOKS OF ACCOUNT; INFORMATION RIGHTS; REGISTRATION RIGHTS;

REORGANIZATION

Section 10.1. Books. The Partnership shall maintain complete and accurate books of account of the Partnership’s affairs at the Partnership’s principal office, which books shall be open to inspection by any Partner (or his or its authorized representative) to the extent required by the Act.

Section 10.2. Tax Allocations and Reports.

(a) Within 120 days after the end of each Fiscal Year, or as soon as reasonably practicable thereafter, the General Partner shall cause the Partnership to furnish each Partner with a form K-1 for such Fiscal Year. The Partnership will use reasonable efforts to deliver or cause to be delivered as soon as practicable during each Fiscal Year (and, in any event, will deliver not later than the 120th day after the end of each Fiscal Year or as soon thereafter as is practicable), to each Partner all information necessary for the preparation of such Person’s United States federal income tax returns and any state, local and foreign income tax returns that such Person is required to file as a result of the Partnership being engaged in a trade or business within such state, local or foreign jurisdiction, including a statement showing such Person’s share of income, gains, losses, deductions and credits for such year for United States federal income tax purposes (and, if applicable, state, local or foreign income tax purposes) and the amount of any Distributions made to or for the account of such Person. The Partnership will use reasonable efforts to deliver or cause to be delivered to UK resident Partners as soon as practicable after the end of each year ending April 5th all reasonably available information reasonably necessary for the preparation of such Person’s UK tax return relating to the Partnership. Upon the written request of any such Partner made not later than 30 days after the end of each Fiscal Year and at the sole expense of such Person, the Partnership will use reasonable efforts to deliver or cause to be delivered any additional information necessary for the preparation of any state, local and foreign income tax returns that must be filed by such Person.

(b) The Tax Matters Partner will determine whether to make or revoke any available election pursuant to the Code; provided, that the Partners intend that the Partnership be treated as a partnership for U.S. federal and any applicable state income tax purposes, and no such election to the contrary shall be permitted. Each Partner will, upon request, use reasonable efforts to supply the information necessary to give proper effect to any such election.

(c) The Partnership hereby designates the General Partner to act as the “Tax Matters Partner” (as defined in Section 6231(a)(7) of the Code) in accordance with Sections 6221 through 6233 of the Code. The Tax Matters Partner is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably requested by the Tax Matters Partner with respect to the conduct of such proceedings. Subject to the foregoing proviso, the Tax Matters Partner will have sole discretion to determine whether the Partnership (either on its own behalf or on behalf of the Partners) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority. Any deficiency for taxes imposed on any Partner (including penalties, additions to tax or interest imposed with respect to such taxes) will be paid by such Partner, and if paid by the Partnership, will be recoverable from such Partner (including by offset against distributions otherwise payable to such Partner).

Section 10.3. Registration Rights. Each Partner and the Partnership shall execute and deliver to each other on the date hereof, and shall have the rights provided for in, the Registration Rights Agreement.

Section 10.4. Reorganization. In the event the Partnership desires to offer its or its successor’s securities to the public in an initial public offering and the proposed managing underwriter of such offering advises the Partnership that in its opinion, or the General Partner otherwise determines that in its opinion, the capital structure of the Partnership may adversely affect the marketability of the offering, the Partners will consent to, raise no objections against and waive dissenters rights (if any) with respect to a merger, reorganization, conversion, recapitalization or other transaction or series of transactions (a “Reorganization”) that will result in an exchange or conversion of Units into securities (the “Reclassified Securities”) that the General Partner finds acceptable, and will take such actions as are reasonably requested by the General Partner in connection with and to effect such Reorganization; provided, that the Reclassified Securities provide each Partner with the same relative economic interest as such Partner had prior to such Reorganization. In connection with any such Reorganization or a Recapitalization, the Partners and the resulting reorganized entity shall also enter into such registration rights agreements, shareholders agreements and voting agreements so as to preserve to the fullest extent possible the rights and obligations of the Partners set forth in this Agreement and the Registration Rights Agreement, and for this purpose the JCP Funds shall succeed to rights of the General Partner to control the resulting entity and to the General Partner’s other rights hereunder and under the Registration Rights Agreement.

Section 10.5. Information Rights; Confidentiality.

(a) Limited Partners shall have the right to receive from the Partnership upon written request a copy of the Certificate and of this Agreement, as in effect from time to time, and such other information regarding the Partnership as is required by the Act, subject to reasonable conditions and standards established by the Partnership (which may include, without limitation, withholding or restrictions on the disclosure or use of confidential information). The Partnership shall deliver to each Limited Partner, so long as such Limited Partner (along with its Permitted Transferees) then holds Units with an aggregate original cost of at least $2,000,000 as of the date hereof or such Limited Partner is then a director, officer or employee of a Subsidiary of the Partnership:

(i) As soon as available, but not later than 90 days after the end of each fiscal year of the Partnership, a consolidated balance sheet of the Partnership and its Subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Partnership and its Subsidiaries for the year then ended, prepared in conformity with GAAP applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation.

(ii) As soon as available, but not later than 45 days after the end of each quarterly accounting period (other than the last quarterly period of each fiscal year), an unaudited consolidated balance sheet of the Partnership and its Subsidiaries as of the last day of such quarterly accounting period and unaudited consolidated statements of income and cash flows of the Partnership and its Subsidiaries for the quarter and portion of the current year then ended.

(b) Each Limited Partner hereby agrees that Confidential Information (as defined below in this Section 10.5(b)) has been and will be made available to it in connection with its interest in the Partnership. Each Limited Partner agrees not to divulge, communicate, use to the detriment of the Partnership for its benefit or the benefit of any person, or misuse in any way, in whole or part, Confidential Information; provided, however, that Confidential Information may be disclosed (i) to a Limited Partner’s Representatives (as defined herein) in the normal course of the performance of their duties, (ii) to the extent required by applicable statute, law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which it is subject), or (iii) if the prior written consent of the General Partner has been obtained. As used herein, “Confidential Information” means any information concerning the Partnership or any of its Subsidiaries, their respective financial condition, business, operations, prospects, trade secrets or other intellectual property rights, personnel information, know-how, customer lists or other confidential or proprietary information or data in the possession of or furnished to a Limited Partner (whether furnished to the Limited Partner in its capacity as a Limited Partner of the Partnership or otherwise); provided, that the term “Confidential Information” does not include information which (a) was or becomes generally available publicly other than as a result of a disclosure in violation of this Section by such Limited Partner or its Permitted Transferee or their respective directors, officers, employees, agents, counsel, investment advisors, consultants or representatives (all such persons being collectively referred to as “Representatives”), or (b) was or becomes available to the Limited Partner on a nonconfidential basis from a source other than the Partnership, one of its Subsidiaries or their respective Representatives, provided, that such source is or was (at the time of receipt of the relevant information) not, to the best of such Limited Partner’s knowledge, bound by a confidentiality agreement with or other obligation of confidentiality to the Partnership, a Subsidiary or another Person. Each Limited Partner agrees to hold, as the property of the Partnership, all memoranda, books, papers, letters and other data (and all copies thereof or therefrom) made by such Limited Partner or otherwise coming into such Limited Partner’s possession, with respect to the Partnership or its Subsidiaries, and at any time deliver the same to the Partnership upon its demand.

ARTICLE XI.

MISCELLANEOUS

Section 11.1. Amendments. This Agreement and the Schedules hereto may be amended only by the prior written consent of the General Partner; provided, however, that any amendment or waiver of the provisions of Section 6.2(a), 6.5, 7.2, 7.3, 7.4, 10.5, 11.1 and 11.12 of this

Agreement shall also require the written consent of holders of a majority of all of the then outstanding Common Units not owned by JCP Affiliates; provided further, that any such amendment that materially and adversely affects one Partner and is prejudicial to such Partner relative to all other Partners cannot be effected without the consent of such Partner; provided further, that any amendment that adversely affects a Partner’s allocations or distributions under Article IV (as compared with its effect on other, similarly situated Partners) shall not be effective with respect to such Partner, unless a majority in interest of all such Partners whose allocations or distributions would be so materially and adversely affected by such amendment (measured by the number of adversely affected Units held by them) consent thereto in writing; provided, however, that the General Partner may amend Schedule I at any time and from time to time without the prior written consent of any of the Partners to reflect changes in ownership, including by reason of the admission, withdrawal or termination of any Partner or the Transfer or acquisition of any Unit.

Section 11.2. Successors. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the Partners, and their legal representatives, heirs, successors and permitted assigns.

Section 11.3. Governing Law; Severability. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement and the Exhibits and Schedules to this Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, and specifically the Act, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. If it is determined by a court of competent jurisdiction that any provision of this Agreement is invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

Section 11.4. Notices. All notices, demands and other communications to be given or delivered under or by reason of provisions under this Agreement (a) shall be in writing and (b) shall be deemed to have been duly given: when delivered by hand, if personally delivered; on the next business day, if timely delivered to a nationally recognized overnight delivery service guaranteeing overnight delivery; or when confirmation of transmission is received, if sent via facsimile during normal business hours (or if not faxed during normal business hours, the next business day after confirmation of transmission). All such notices, demands and other communications shall be sent (i) in the case of any Partner, to the addresses or facsimile numbers set forth in Schedule I hereto or to such other addresses or facsimile numbers as have been supplied in writing to the Partnership and (ii) in the case of the Partnership, to Edgen Murray II, L.P., c/o Edgen Murray II GP, LLC and Jefferies Capital Partners, 520 Madison Avenue, 12th Floor, New York, NY 10022, Attn: James Luikart and Nicholas Daraviras, Fax: 212.284.1717.

Section 11.5. Construction. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. The word “including” in this Agreement shall mean “including without limitation.” Section and Article references refer to this Agreement unless otherwise specified.

Section 11.6. No Third Party Beneficiaries. Except for the provisions of Sections 5.3 and 6.3, nothing in this Agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, in any Person other than the Partnership, the Partners and their respective legal representatives, heirs, successors and permitted assigns.

Section 11.7. No Action for Partition. No Partner will have any right to maintain any action for partition with respect to the property of the Partnership.

Section 11.8. Business Days. If any time period for giving notice or taking action under this Agreement expires on a day which is a Saturday, Sunday or holiday in the State of New York, the time period will be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

Section 11.9. No Strict Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 11.10. Jurisdiction and Venue. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT ALL JUDICIAL PROCEEDINGS BROUGHT BY OR AGAINST THE PARTNERSHIP OR THE PARTNERS WITH RESPECT TO THIS AGREEMENT, ANY OTHER AGREEMENT CONTEMPLATED HEREBY OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT EXCLUSIVELY IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTNERSHIP AND EACH PARTNER ACCEPTS FOR ITSELF AND HIMSELF AND IN CONNECTION WITH ITS OR HIS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. THE PARTNERSHIP AND EACH PARTNER HEREBY WAIVE ANY CLAIM THAT SUCH JURISDICTION IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE.

Section 11.11. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

Section 11.12. Termination Upon Qualified Public Offering. The provisions of Sections 7.1, 7.2, 7.3, 7.4 and 10.5 shall terminate and be of no further force or effect upon the consummation of a Qualified Public Offering by the Partnership or the consummation of a Qualified Public Offering by the successor to the Partnership in any Recapitalization or Reorganization.

Section 11.13. Restricted Access to Certain Information. Notwithstanding anything to the contrary set forth in this Agreement, no Partner listed under the caption “Management Investor” on the signature pages hereto nor any Permitted Transferee of any such Person (“Management Investor”) shall be entitled at any time (and each such Management Investor hereby expressly waives the right) to receive or be provided with all or any of the information contained in Schedule I hereto relating to any other Management Investor or its Permitted Transferees (including, for the avoidance of doubt, the Capital Contributions made by and the number of Units received by the other Management Investors).

Section 11.14. Entire Agreement; Headings; Counterparts. Except as otherwise expressly set forth herein, this Agreement and the other Investment Documents embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. This Agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts together shall constitute one agreement. Delivery of an executed counterpart of a signature page to this Agreement by electronic means, such as facsimile or portable document format, shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 11.15. Exculpation. No past, present or future director, officer, employee, agent, shareholder, member, manager, managing member or partner of the General Partner, as such, shall have any liability for any obligations of the General Partner or the Partnership or otherwise hereunder or for any claim based on or in respect of such obligations or their creation.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Limited Partnership Agreement to be signed as of the date first above written.

GENERAL PARTNER

EDGEN MURRAY II GP, LLC

By:	/s/ David L. Laxton, III
Name:
Title:

LIMITED PARTNERS

JEFFERIES CAPITAL PARTNERS IV L.P.

By:	JEFFERIES CAPITAL PARTNERS IV LLC, its Manager

By:	/s/ James Luikart
Name:
Title:	Managing Member

JCP PARTNERS IV, LLC

By:	JEFFERIES CAPITAL PARTNERS IV LLC, its Manager

By:	/s/ James Luikart
Name:
Title:	Managing Member

JEFFERIES EMPLOYEE PARTNERS IV

By:	JEFFERIES CAPITAL PARTNERS IV LLC, its Manager

By:	/s/ James Luikart
Name:
Title:	Managing Member

Signature Page — Partnership Agreement

GENERAL ELECTRIC PENSION TRUST

By:	GE Asset Management Incorporated, its Investment Manager

By:	/s/ Patrick J. McNeela
Name:	Patrick J. McNeela
Title:	Vice President

Signature Page — Partnership Agreement

PPM AMERICA PRIVATE EQUITY FUND II, L.P.

By:	PPM AMERICA CAPITAL PARTNERS II, LLC, its general partner

By:	/s/ Champ Raju
Name:	Champ Raju
Title:	Partner

By:	/s/ Austin Krumpfes
Name:	Austin Krumpfes
Title:	Partner

Signature Page — Partnership Agreement

PACIFIC STREET FUND LP

By:	PACIFIC STREET GP LLC, its general partner

By:	/s/ Joseph E. Dimberio
Name:	Joseph E. Dimberio
Title:	Senior Partner

Signature Page — Partnership Agreement

TOWER SQUARE CAPITAL PARTNERS II, L.P.

By:	Babson Capital Management LLC, as Investment Manager

By:	/s/ James M. Roy
Name:	James M. Roy
Title:	Managing Director

TOWER SQUARE CAPITAL PARTNERS II-A, L.P.

By:	Babson Capital Management LLC, as Investment Manager

By:	/s/ James M. Roy
Name:	James M. Roy
Title:	Managing Director

TOWER SQUARE II HOLDING 06-01, INC.

By:	/s/ James M. Roy
Name:	James M. Roy
Title:	Chief Financial Officer

Signature Page — Partnership Agreement

LEHMAN BROTHERS FUND OF FUNDS XVIII - CO-INVESTMENT HOLDING, LP

By:	Lehman Brothers Fund of Funds XVIII - Co-Investment Holding GP, LLC, its general partner

By:	Lehman Brothers Private Fund Advisers GP, LLC, its manager

By:	/s/ Scott Christiansen
Name:	Scott Christiansen
Title:	Vice President

LB I GROUP INC.

By:	/s/ Scott Christiansen
Name:	Scott Christiansen
Title:	Vice President

Signature Page — Partnership Agreement

PHOENIX LIFE INSURANCE COMPANY

By:	/s/ John H. Beers
Name:	John H. Beers
Title:	Vice President

Signature Page — Partnership Agreement

PETRO STEEL INTERNATIONAL, L.P.

By:	PETRO STEEL INTERNATIONAL, LLC, its General Partner

By:	/s/ David Mullaney
Name:	David Mullaney
Title:	Member

Signature Page — Partnership Agreement

MANAGEMENT INVESTORS

/s/ Jeffrey L. Bikshorn
Jeffrey L. Bikshorn

/s/ Patrick J. Boyle
Patrick J. Boyle

/s/ Nicolas Bujes
Nicolas Bujes

/s/ Graeme Cadger
Graeme Cadger

/s/ Alister Cochrane
Alister Cochrane

/s/ Kenneth A. Cockburn
Kenneth A. Cockburn

/s/ Michael Craig
Michael Craig

/s/ Douglas J. Daly Jr.
Douglas J. Daly Jr.

/s/ Edward J. DiPaolo
Edward J. DiPaolo

/s/ Craig Doel
Craig Doel

/s/ Jon Easton
Jon Easton

/s/ Jeffrey D. English
Jeffrey D. English

Signature Page — Partnership Agreement

/s/ Robert L. Gilleland
Robert L. Gilleland

/s/ William Hamilton
William Hamilton

/s/ Randall C. Harless
Randall C. Harless

/s/ Tom Hegarty
Tom Hegarty

/s/ Daniel D. Keaton
Daniel D. Keaton

/s/ David Kemp
David Kemp

/s/ Craig Stephen Kiefer
Craig Stephen Kiefer

/s/ David L. Laxton III
David L. Laxton III

/s/ Nelson Lee
Nelson Lee

/s/ Roy J. Meredith
Roy J. Meredith

/s/ Daniel J. O’Leary
Daniel J. O’Leary

/s/ Tariq Quereshi
Tariq Quereshi

Signature Page — Partnership Agreement

/s/ Ronnie Walker
Ronnie Walker

Signature Page — Partnership Agreement

/s/ Robert Abbott
Robert Abbott

Signature Page — Partnership Agreement

EXHIBIT A

FORM OF JOINDER AGREEMENT

THIS IS A JOINDER AGREEMENT, dated as of             , 200     (the “Agreement”), by and among Edgen Murray II, L.P., a Delaware limited partnership (the “Partnership”), and the undersigned “Holder” set forth on the signature page hereto. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Partnership Agreement (as defined below).

WHEREAS, the Holder desires to acquire certain Units of the Partnership and, if not already a Limited Partner of the Partnership, to be admitted as a Limited Partner;

WHEREAS, to effect the foregoing, the Holder desires to enter into this Agreement and join and become party to the Amended and Restated Limited Partnership Agreement, dated as of             , 2007, by and among the Edgen Murray II GP, LLC, a Delaware limited liability company, and the other Partners of the Partnership (the “Partnership Agreement”);

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1. Agreement to be Bound; Permitted Transferees. Holder hereby joins in and becomes a party to the Partnership Agreement and agrees to be fully bound by, and subject to, all of the covenants, terms and conditions of the Partnership Agreement applicable to a Limited Partner as though an original party thereto and is admitted to the Partnership as a Limited Partner and shall be deemed a Limited Partner for all purposes thereof. In addition, Holder hereby agrees that all Units held by Holder shall be deemed Units for all purposes of the Partnership Agreement, and Schedule I to the Partnership Agreement shall be updated accordingly. If Holder is acquiring such Units from a Partner as a Permitted Transferee of such Partner, Holder agrees to transfer its Units to the Partner from whom such Holder received such Units immediately prior to the occurrence of any event which would result in such Holder no longer being a Permitted Transferee of such Partner.

2. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Partnership and Holder and the respective successors and assigns of each of them.

3. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

4. Notices. For purposes of the notice provisions of the Investment Documents all notices, demands or other communications to the Holder shall be directed to:

[Name]

[Address]

[Facsimile Number]

5. Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the Act, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6. Jurisdiction and Venue. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT ALL JUDICIAL PROCEEDINGS BROUGHT BY OR AGAINST THE PARTNERSHIP OR THE PARTNERS WITH RESPECT TO THIS AGREEMENT, ANY OTHER AGREEMENT CONTEMPLATED HEREBY OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTNERSHIP AND EACH PARTNER ACCEPT FOR ITSELF AND HIMSELF AND IN CONNECTION WITH ITS OR HIS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. THE PARTNERSHIP AND EACH PARTNER HEREBY WAIVE ANY CLAIM THAT SUCH JURISDICTION IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE.

7. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

8. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EDGEN MURRAY II, L.P.

By:	EDGEN MURRAY II GP, LLC, its General Partner

By:
Name:
Title:

[HOLDER]